Exhibit 10.2

EXCEPT AS SET FORTH BELOW UNDER THE PARAGRAPH HEADINGS “REIMBURSEMENT AND PAYMENT”, “NO SHOP”, “CONDUCT OF BUSINESS; ACCESS”, “CONFIDENTIALITY”, “EXPENSES”, “PUBLICITY” AND “GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL; MISCELLANEOUS” (THE TERMS AND CONDITIONS OF WHICH ARE INTENDED TO BE AND SHALL BE LEGALLY BINDING ON THE PARTIES), THIS TERM SHEET IS A NON-BINDING EXPRESSION OF INTENT, DOES NOT CONSTITUTE A COMMITMENT BY EITHER PARTY AND DOES NOT CREATE ANY OBLIGATION OR DUTY BY EITHER PARTY TO MAKE, CONSIDER OR NEGOTIATE ANY TRANSACTION.  THESE PROPOSED TERMS AND CONDITIONS ARE PROVIDED FOR DISCUSSION PURPOSES ONLY AND DO NOT CONSTITUTE AN OFFER, AGREEMENT OR COMMITMENT BY EITHER PARTY TO ENTER INTO ANY PROPOSED TRANSACTION PURPORTED TO BE EVIDENCED HEREBY AND THE ENTERING INTO SUCH TRANSACTION IS SUBJECT TO THE COMPLETION OF SATISFACTORY DUE DILIGENCE BY THE PARTIES AS DETERMINED IN THEIR SOLE AND ABSOLUTE DISCRETION AND THE EXECUTION OF BINDING DEFINITIVE DOCUMENTATION.  NOTHING CONTAINED HEREIN SHALL IMPOSE UPON EITHER PARTY ANY DUTY TO NEGOTIATE, AND EITHER PARTY SHALL HAVE THE RIGHT TO TERMINATE DISCUSSIONS WITH THE OTHER WITH RESPECT TO THE PROPOSED TRANSACTION AT ANYTIME WITHOUT NOTICE OR ANY OBLIGATION OR LIABILITY TO SUCH PARTY.

TERM SHEET

1 The parties acknowledge that approval of the French government may be necessary as a condition of sale of “dual use” technology.  If and to the extent that such approval is required for this transaction and not obtained in advance of the Closing, the parties agree to restructure the Acquisition  in a manner that complies with law and consistent with the economics hereunder, including without limitation the Purchase Price section of this term sheet. If such restructure is not possible then Paragraph B of the Reimbursement and Payment section of this term sheet shall not apply (but Paragraph A of such section under all circumstances shall remain in full force and effect).

Acquirer:	Implant Sciences Corporation (“IMSC”).
Target:	Zapata Industries SAS (“Zapata”).
Transaction:

Acquisition by IMSC of one hundred percent (100%) of Zapata’s outstanding equity, or all of Zapata’s business, on a cash free and debt free basis, excluding inventory (such acquisition, in whatever form as agreed by the parties, the “Acquisition”)[1].  The Acquisition will be structured by the parties based on the due diligence findings as well as business, legal, tax, accounting and other considerations.

Target Closing Date:	September 30, 2016, promptly after the satisfaction of all conditions precedent.
Purchase Price:

IMSC shall pay the following consideration to Zapata for the Acquisition:

a.

A number of shares of common stock of IMSC equal to sixty percent (60%) of the total issued and outstanding common shares of IMSC on a fully-diluted basis (treating any preferred stock on an as-converted basis and any warrants on an as-exercised basis) (the “Stock Consideration”);

b.

$15,000,000 in cash (the “Cash Consideration”); and

c.

Warrants to purchase 50,000,000 common shares of IMSC for $1.50 per share, which warrants will contain customary provisions, and shall expire four (4) years following the closing of the Acquisition (the “Closing”).

Conditions Precedent:

The obligations of the parties to enter into the Acquisition is subject to customary conditions appropriate for a transaction of this size and complexity, including without limitation:

(i)

review and potential revision to IMSC’s bylaws as applicable from and after the Closing;

(ii)    completion by both parties and their representatives of all business, tax, accounting, legal and other due diligence review (in parallel with the negotiation of the definitive documents), with results satisfactory to each party in all respects;

(iii)

the negotiation and execution of definitive documents for the Acquisition, including, without limitation, any required ancillary documents;

(iv)

no material adverse change in Zapata’s business, operations, prospects or financial condition;

(v)

the representations and warranties of all parties being true and correct at signing and Closing (subject to customary materiality standards);

(vi)   inclusion of mechanism(s) to be negotiated by which Zapata and IMSC are indemnified for all liabilities arising prior to the closing, with sufficient protections for same; and

(vii)

such other such customary additional terms not inconsistent with this term sheet as agreed between the parties.

In addition to the above, the definitive documentation shall provide that prior to the Closing, IMSC shall have:

a.

Repaid all of its outstanding indebtedness, so that IMSC shall be debt free;

b.

Shall have $35,000,000 in cash on hand ($15,000,000 of which constitutes the Cash Consideration and $20,000,000 of which will be left as cash on hand for working capital after the Closing);

c.

Re-domesticated from Massachusetts to a Delaware domiciled company;

d.

Proposed (to the extent any approvals are required) and/or caused the following board/management changes to occur effective as of the Closing:

a.

IMSC’s board of directors will have authorization to have up to 7 directors, with 4 directors (and in all events, the majority) appointed by Zapata at the Closing, and 3 directors appointed by IMSC (with Robert Liscouski being one of such 3 directors) and such 3 directors approved by Zapata.  All decisions are subject to a majority vote of all directors.  In any event, a majority of the IMSC board of directors will be independent directors under NASDAQ requirements;

b.

Robert Liscouski shall remain as a director and appointed the Chairman of IMSC’s board of directors.  As Chairman, Mr. Liscouski will also be an executive officer of IMSC and actively involved in its business; and

c.

Zapata shall have the right to designate the President and Chief Executive Officer, in each case subject to satisfactory D&O insurance and IMSC indemnification.

e.

Shall have completed any required SEC or other regulatory review and received any requisite shareholder, governmental and court approvals which may be necessary; and

f.

Adopted a new equity incentive plan effective as of the Closing;

g.

Not be subject to any litigation, or threatened litigation, that could, in Zapata’s reasonable discretion, cause a material adverse effect on IMSC’s business after the Closing or the Acquisition or that otherwise seeks to prevent the Closing

h.

entered into a new employment agreement between IMSC and Franky Zapata, effective as of the Closing; and

i.

had good-faith negotiations for entry into an employment agreement between IMSC and Robert Liscouski, effective as of the Closing.

In addition to the above, the definitive documentation shall provide that prior to the Closing, Zapata shall:

a.

Possess good and defensible title to its patent portfolio;

b.

Except if and to the extent otherwise agreed, be free and clear of all liens and encumbrances with respect to its and its subsidiaries equity interests and assets;

c.

Have completed and provided to IMSC any requisite audits required by the SEC and stock exchange requirements applicable to IMSC;

d.

Not be subject to any litigation, or threatened litigation that could, in IMSC’s reasonable discretion cause a material adverse effect on Zapata’s business or the Acquisition or that otherwise seeks to prevent the Closing;

e.

Complete any required regulatory review and obtain all required shareholder, governmental and third party consents; and

f.

Have its stockholders sign non-competition agreements with IMSC for a period of four (4) years after the Closing (in addition to any obligations under employment agreements).

Post-Closing:

a.

At or following the closing, IMSC shall change its name to a name that Zapata pre-approves;

b.

Following the closing, IMSC shall seek to up-list to NASDAQ Marketplace; and

c.

At or following the closing, IMSC shall have the right to purchase all or any portion of Zapata’s inventory as of the closing, at cost.

Reimbursement and Payment: No Shop:

A.

If the Acquisition does not occur for any reason (other than due  to breach by Zapata of this term sheet or definitive deal documentation), then IMSC shall immediately reimburse Zapata for any of its expenses which Zapata had incurred in preparation and/or contemplation of the Acquisition, but solely to the extent that such expenses were (i) for the joint benefit of Zapata and IMSC and/or for the benefit of IMSC (but excluding legal fees to Zapata’s counsel and/or other like expenses that were solely for the benefit of Zapata); and (ii) incurred with approval by IMSC.

B.

If IMSC is ready, willing and able to consummate the Acquisition on the business terms provided for herein then, if Zapata for any reason should choose not to consummate the Acquisition, Zapata shall then immediately pay a break-up fee to IMSC totaling Three Hundred Fifty Thousand Dollars ($350,000).  If for any reason IMSC is  not ready, willing and/or able to consummate the Acquisition on the business terms provided for herein, then IMSC shall then immediately pay a break-up fee to Zapata totaling Three Hundred Fifty Thousand Dollars ($350,000).  For avoidance of doubt, this provision is and shall be binding and effective irrespective of due diligence results and/or any other form of deal contingency.

In consideration of the considerable time, effort and expense to be undertaken by IMSC in connection with the proposed Acquisition, commencing on the date hereof and through October 15, 2016 (the “No Shop Period”), Zapata shall not (and shall cause its Representatives (as defined below) to not), directly or indirectly, solicit or initiate or enter into discussions, negotiations or transactions with, or encourage, or provide any information to, any individual, corporation, partnership, limited liability company or other entity or group (other than IMSC and its affiliates) concerning any transaction with respect to the direct or indirect sale, transfer, license or other disposition of Zapata or its or its subsidiaries equity interests, business or material assets (outside of the ordinary course of business), whether by purchase, merger, consolidation, recapitalization, exclusive license or otherwise, or any similar transaction that could reasonably be expected to prohibit or materially impair or delay the proposed Acquisition (a “Competing Transaction”), or enter into any agreement in principle, letter of intent or definitive agreement with respect thereto.  For purposes of this Term Sheet, a “Representative” shall mean, with respect to any person or entity, it affiliates and the respective officers, directors, managers, shareholders, members, employees, consultants, contractors, advisors, agents and other representatives of such person or entity and its affiliates.  Zapata shall immediately suspend any pre-existing discussion with all parties other than IMSC and its affiliates regarding any solicitation or offer for a Competing Transaction.  During the No Shop Period, Zapata shall promptly (but in any event within 2 business days) after receipt notify IMSC if it receives any solicitation or offer for a Competing Transaction.  Zapata represents that neither Zapata nor any of its affiliates or shareholders is party to or bound by any binding or non-binding agreement or understanding with respect to any Competing Transaction.  Notwithstanding anything stated to contrary herein, this paragraph “No Shop” shall be binding upon Zapata and enforceable by IMSC.

Conduct of Business; Access: Confidentiality:

During the No Shop Period, except with the prior written consent of IMSC, Zapata will and will cause its subsidiaries to:  (a) conduct its business in the ordinary course in a manner consistent with past practice (except as expressly otherwise contemplated herein); (b) maintain its properties and other assets in good working condition (normal wear and tear excepted); and (c) use its reasonable commercial efforts to maintain its business and employees, customers, assets and operations as an ongoing concern in accordance with past practice.  During the No Shop Period, Zapata will, upon reasonable advance notice and during normal business hours, afford IMSC and its Representatives with reasonable access to its and its subsidiaries assets, properties, facilities, books and records and personnel, and cooperate with IMSC and its Representatives regarding all due diligence matters, including without limitation document requests.  Notwithstanding anything stated to contrary herein, this paragraph “Conduct of Business; Access” shall be binding upon Zapata and enforceable by IMSC.

This term sheet and any and all other non-public information a party learns about the other party in connection with the Acquisition shall be kept strictly confidential and shall not be used for any purpose other than to evaluate, negotiate and consummate the Acquisition. No party shall disclose or permit its representatives to disclose any such information except: (a) if required by law, regulation or legal or regulatory process, or (b) to its representatives, to the extent necessary to permit such representatives to assist the party in evaluating, negotiating and consummating the Acquisition.

Expenses:

Each Zapata and IMSC shall pay for its legal fees, diligence costs and expenses, and actual out-of-pocket disbursement charges incurred in connection with entering into this Term Sheet and evaluating, negotiating and implanting the definitive documentation and the proposed Acquisition (except as otherwise set forth in the definitive documentation), whether or not the parties enter into definitive documents for the Acquisition or the Acquisition is consummated. Notwithstanding anything stated to the contrary herein, the provisions of this paragraph “Expenses” shall be binding on IMSC and Zapata and enforceable by each party.

Publicity:

Except as required by applicable law, rule or regulation (including without limitation U.S. Securities and Exchange Commission and applicable stock exchange requirements) or any governmental, judicial, regulatory or supervisory authority having jurisdiction over such party or its Representatives (any of the foregoing, “Applicable Law”), neither party nor its Representatives will make any public announcements relating to the proposed Acquisition without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned).  In the event a public announcement relating to the proposed Acquisition is required by Applicable Law (including without limitation any filing of a Form 8-K by IMSC announcing its entrance into this Term Sheet), the disclosing party will consult with the other party with respect to such disclosure reasonably in advance of making such disclosure, and will consider in good faith and accept all reasonable comments on such disclosure made by the other party.  Notwithstanding anything stated to the contrary herein, the provisions of this paragraph “Publicity” shall be binding on IMSC and Zapata and enforceable by each party.

Governing Law; Jurisdiction; Waiver of Jury Trial; Miscellaneous:

This Term Sheet and the definitive agreements shall be governed by and construed under and in accordance with the laws of the State of New York and the federal laws of the United States of America, without giving effect to any choice of law or conflict of law provision or rule.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York County, State of New York (and appellate courts thereof) for the adjudication of any dispute under or in connection with or arising out of this Term Sheet or any transaction contemplated hereby (and the definitive agreements will provide for the same), and hereby agrees not to commence any such action or proceeding except in such courts and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.    EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE UNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS TERM SHEET OR ANY TRANSACTION CONTEMPLATED HEREBY.  This Term Sheet may be amended, modified or supplemented, or any provision hereof waived, only by written agreement of the parties.  Notwithstanding anything stated to the contrary herein, the provisions of this paragraph “Governing Law; Jurisdiction; Waiver of Jury Trial; Miscellaneous” shall be binding on IMSC and Zapata and enforceable by each party.

This Term Sheet does not contain all of the terms and conditions of any arrangement proposed between the parties hereto, which shall be set forth in detail in definitive documentation.  As a result, this Term Sheet is not, and shall not be deemed to constitute and is not intended to constitute, a commitment or an offer by any party to consummate the transactions contemplated hereby, all of which shall be subject to satisfactory due diligence, all requisite approvals, definitive documentation and the satisfaction or waiver of all conditions set forth therein.

(SIGNATURE PAGE FOLLOWS)

7

Private and Confidential

IN WITNESS WHEREOF, the undersigned parties have caused this Term Sheet to be duly executed and delivered as of the last date set forth below.

IMPLANT SCIENCES CORPORATION

By:_/s/ William McGann

Name:  William McGann

Title:  Chief Executive Officer

Date:  July 18, 2016

ZAPATA INDUSTRIES SAS

By:_/s/ Franky Zapata

Name:

Franky Zapata

Title:

President

Date:          7/18/16

[Signature Page to Term Sheet]